Exhibit 10(xxxv)

NATIONAL DATA CORPORATION

1997 STOCK OPTION PLAN

ARTICLE I

PURPOSE

1.1. GENERAL. The purpose of the National Data Corporation 1997 Stock Option Plan (the “Plan”) is to promote the success, and enhance the value, of National Data Corporation (the “Company”) by linking the personal interests of its employees, officers and directors to those of Company stockholders and by providing its employees, officers and directors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of stock options from time to time to selected employees, officers and directors.

ARTICLE 2

EFFECTIVE DATE

2.1. EFFECTIVE DATE. The Plan shall be effective as of the date upon which it shall be approved by the Board. However, the Plan shall be submitted to the stockholders of the Company for approval within 12 months of the Board’s approval thereof. No Incentive Stock Options granted under the Plan may be exercised prior to approval of the Plan by the stockholders and if the stockholders fail to approve the Plan within 12 months of the Board’s approval thereof, any Incentive Stock Options previously granted hereunder shall be automatically converted to Non-Qualified Stock Options without any further act. In the discretion of the Committee, Options may be granted to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m). Any such Options shall be contingent upon the stockholders having approved the Plan.

ARTICLE 3

DEFINITIONS

3.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee of the Board described in Article 4.

“Company” means National Data Corporation, a Delaware corporation.

“Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

“Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

“Effective Date” has the meaning assigned such term in Section 2.1.

“Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

“Option Agreement” means any written agreement, contract, or other instrument or document evidencing an Option.

“Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. For Incentive Stock Options, the term shall have the same meaning as set forth in Code Section 424(e).

“Participant” means a person who, as an employee, officer, or director of the Company or any Parent or Subsidiary, has been granted an Option under the Plan.

“Plan” means the National Data Corporation 1997 Stock Option Plan, as amended from time to time.

“Retirement” means a Participant’s termination of employment with the Company, Parent or Subsidiary after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its reasonable judgment.

“Stock” means the $0.125 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 9.

“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. For Incentive Stock Options, the term shall have the meaning set forth in Code Section 424(f).

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of two or more members of the Board who are (i) “outside directors” as that term is used in Section 162(m) of the Code and the regulations promulgated thereunder, and (ii) “non-employee directors” as such term is defined in Rule 16b-3 promulgated under Section 16 of the 1934 Act or any successor provision. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

4.2. ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee shall be liable for any action or determination made in good faith, and members of the Committee shall be entitled to indemnification and reimbursement from time to time for expenses incurred in defense of such good faith action or determination.

4.3. AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

(a) Designate Participants;

(b) Determine the type or types of Options to be granted to each Participant;

(c) Determine the number of Options to be granted and the number of shares of Stock to which an Option will relate;

(d) Determine the terms and conditions of any Option granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Option, any restrictions on the exercisability of an Option, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Accelerate the vesting of any outstanding Option, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances the exercise price of an Option may be paid in cash, Stock, other Options, or other property, or an Option may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Option Agreement, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Option;

(i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(k) Amend the Plan or any Option Agreement as provided herein.

4.4. DECISIONS BINDING. The Committee’s interpretation of the Plan, any Options granted under the Plan, any Option Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 9.1, the aggregate number of shares of Stock reserved and available for Options shall be 1,228,000. The maximum number of shares of Stock with respect to one or more Options that may be granted during any one calendar year under the Plan to any one Covered Employee shall be 500,000. The adoption of the Plan by the Board shall constitute a reservation of 1,228,000 shares of Stock for issuance only upon the exercise of Options granted under the Plan.

5.2. LAPSED OPTIONS. To the extent that an Option is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Option will again be available for the grant of an Option under the Plan.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to exercise of an Option may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Options may be granted only to individuals who are employees, officers, or directors of the Company or a Parent or Subsidiary.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee.

(b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable at an earlier date.

(c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered by Participants; provided, however, that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months. Without limiting the power and discretion conferred on the Committee pursuant to the preceding sentence, the Committee may, in the exercise of its discretion, but need not, allow a Participant to pay the Option price by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the Option price, all as determined pursuant to rules and procedures established by the Committee.

(d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Option Agreement between the Company and the Participant. The Option Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

(b) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if an Incentive Stock Option is exercised after the dates specified in paragraphs (3), (4) and (5) above, it will automatically become a Non-Qualified Stock Option:

(1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Option Agreement.

(2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Option Agreement.

(3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant’s termination of employment; provided, however, that if the Participant’s employment is terminated by the Company for cause or by the Participant without the consent of the Company, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

(4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant’s termination of employment.

(5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Incentive Stock Option otherwise lapses, the Incentive Stock Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 8.5.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 8, if a Participant exercises an Incentive Stock Option after termination of employment, the Incentive Stock Option may be exercised only with respect to the shares that were otherwise vested on the Participant’s termination of employment.

(d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Incentive Stock Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(e) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Incentive Stock Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Incentive Stock Option expires no later than five years after the date of grant.

(f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

(g) RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(h) DIRECTORS. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Company or Parent or Subsidiary but only in that individual’s position as an employee and not as a director.

ARTICLE 8

PROVISIONS GENERALLY APPLICABLE

8.1. SUBSTITUTE OPTIONS. Options granted under the Plan may, in the discretion of the Committee, be granted in substitution for any other Option granted under the Plan. If an Option is granted in substitution for another Option, the Committee may require the surrender of such other Option in consideration of the grant of the new Option.

8.2. EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Option for a payment in cash, Stock, another Option (subject to Section 9. 1) or other property, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

8.3. TERM OF OPTION. The term of each Option shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

8.4. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent or Subsidiary. No unexercised Option shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any state or federal tax or securities laws applicable to transferable options.

8.5 BENEFICIARIES. Notwithstanding Section 8.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Option upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Option Agreement applicable to the Participant, except to the extent the Plan and Option Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the

Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

8.6. STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

8.7. ACCELERATION UPON CERTAIN EVENTS. In the event of (i) the commencement of a public tender offer for all or any portion of the Stock, (ii) a proposal to merge, consolidate or otherwise combine with another corporation is submitted to the stockholders of the Company for approval, (iii) a proposal to liquidate or dissolve the Company is submitted to the stockholders of the Company for approval, or (iv) the Board approves any transaction or event that would constitute a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options to be fully exercisable, in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such tender offer or other transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

8.8. ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 8.7 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options shall become fully or partially exercisable, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Options granted to a Participant in exercising its discretion pursuant to this Section 8.8.

8.9 EFFECT OF ACCELERATION. If an Option is accelerated under Section 8.7, the Committee may, in its sole discretion, provide (i) that the Option will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Option will be settled in cash rather than Stock, (iii) that the Option will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

8.10. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Company to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Company, or transfers from one Parent or Subsidiary to another Parent or Subsidiary.

ARTICLE 9

CHANGES IN CAPITAL STRUCTURE

9.1. GENERAL. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Option shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, reclassification, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Option the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Option. Each such adjustment an incentive Stock Option under this Article 9 shall be made in such a manner that such adjustment will not constitute a “modification” as defined in Section 425 of the Code.

9.2. RIGHTS OR WARRANTS. If any rights or warrants to subscribe for additional shares of Stock are given pro rata to holders of outstanding shares of Stock, each Participant shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares of Stock with respect to such portion of the Participant’s Options that may be exercised on or prior to the date of the expiration of such rights or warrants.

ARTICLE 10

AMENDMENT, MODIFICATION AND TERMINATION

10.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

10.2 OPTIONS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Option without approval of the Participant; provided, however, that such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Option determined as if the Option had been exercised on the date of such amendment or termination. No termination, amendment, or modification of the Plan shall adversely affect any Option previously granted under the Plan, without the written consent of the Participant.

ARTICLE 11

GENERAL PROVISIONS

11.1. NO RIGHTS TO OPTIONS. No Participant or employee, officer or director shall have any claim to be granted any Option under the Plan, and neither the Company nor the Committee is obligated to treat Participants and employees, officers or directors uniformly.

11.2. NO STOCKHOLDER RIGHTS. No Option gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Option.

11.3. WITHHOLDING. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Option is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

11.4. NO RIGHT TO EMPLOYMENT OR DIRECTORSHIP. Nothing in the Plan or any Option Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or status as a director at any time, nor confer upon any Participant any right to continue as an employee or director of the Company or any Parent or Subsidiary.

11.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Parent or Subsidiary unless provided otherwise in such other plan.

11.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Parents or Subsidiaries.

11.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

11.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

11.9. FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

11.10. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to issue Stock upon exercise of an Option or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

11.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Option Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

11.12 ADDITIONAL PROVISIONS. Each Option Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

The foregoing is hereby acknowledged as being the National Data Corporation 1997 Stock Option Plan as adopted by the Board of Directors of the Company on August 29, 1997.

NATIONAL DATA CORPORATION

By: /s/ Authorized Officer

Its: Authorized Officer